Exhibit 99.1

Surgery Partners Announces Appointment
of Eric Evans as Executive Vice President and Chief Operating Officer

NASHVILLE, Tenn., February 11, 2019 -- Surgery Partners, Inc. (NASDAQ:SGRY) (the “Company”), a leading healthcare services company, today announced that Eric Evans has been appointed Executive Vice President and Chief Operating Officer, effective April 1, 2019. Mr. Evans has nearly 15 years of experience in a range of operating and strategic roles in the healthcare services sector, most recently having served as President of Hospital Operations at Tenet Healthcare Corporation.

Wayne DeVeydt, Chief Executive Officer said, “We are thrilled to welcome Eric to the Surgery Partners family. This announcement is yet another significant milestone as we strengthen our organization to execute on our business strategy and to better serve the patients, payors, and providers who count on us every day. Eric’s deep experience with surgical facilities, results-driven management focus and proven track record in overseeing large diversified businesses will only help to accelerate Surgery Partners efforts to build and scale our leading platform and drive long-term sustainable growth.”

In his role as President of Hospital Operations at Tenet Healthcare Corporation, Mr. Evans was responsible for 68 acute care hospitals, 161 hospital-affiliated facilities, more than 2,200 employed providers and other related healthcare services and functions within the company. From 2004 until 2018, Mr. Evans held various positions within Tenet Healthcare Corporation, including as chief executive officer of Tenet’s former Texas region, as market chief executive officer of The Hospitals of Providence (formerly known as the Sierra Providence Health Network) in El Paso and, prior to that, positions with Tenet’s former Dallas-area Lake Pointe Health Network including chief executive officer, chief operating officer and director of business development.

“I am honored and excited to take on this critical role for the organization," said Evans. "Surgery Partners has a clear strategy focused on delivering exceptional healthcare outcomes and experiences for our patients and providers. Fully integrating our operations is a key next step for the company as we continue to deliver value for all of our stakeholders and partners.”

About Surgery Partners, Inc.

Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 32 states, including ambulatory surgery centers, surgical hospitals, multi-specialty physician practices and urgent care facilities.

Forward-Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including, among other things, our executive appointments and leadership transition. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, statements and expectations regarding the Company’s ability to achieve our goals in 2018 and beyond and the risks identified under the heading "Item 1A. Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. We caution investors not to place considerable reliance on the forward-looking statements contained in this presentation. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this presentation speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Investors:

FTI Consulting
(615) 234-8940
IR@surgerypartners.com

Media:

FTI Consulting
212-850-5622
surgerypartners@fticonsulting.com